                         Chase Manhattan Bank USA, N.A.
                      Monthly Certificateholder's Statement

                         Chase Credit Card Master Trust
                                  Series 1996-2

                                                   Distribution Date:  9/15/2003

Section 5.2 - Supplement                                     Class A         Class B       Collateral                 Total
----------------------------------------------------------------------------------------------------------------------------------

(i)    Monthly Principal Distributed                                0.00            0.00            0.00                     0.00

(ii)   Monthly Interest Distributed                         2,740,833.33      160,416.67       70,072.92             2,971,322.92
       Deficiency Amounts                                           0.00            0.00                                     0.00
       Additional Interest                                          0.00            0.00                                     0.00
       Accrued and Unpaid Interest                                                                  0.00                     0.00

(iii)  Collections of Principal Receivables                88,226,518.91    5,012,870.39    7,018,018.55           100,257,407.86

(iv)   Collections of Finance Charge Receivables            6,901,831.98      392,149.54      549,009.36             7,842,990.88

(v)    Aggregate Amount of Principal Receivables                                                                33,243,540,908.80

                                  Investor Interest       550,000,000.00   31,250,000.00   43,750,000.00           625,000,000.00
                                  Adjusted Interest       550,000,000.00   31,250,000.00   43,750,000.00           625,000,000.00

                                          Series
       Floating Investor Percentage           1.88%               88.00%           5.00%           7.00%                  100.00%
       Fixed Investor Percentage              1.88%               88.00%           5.00%           7.00%                  100.00%

(vi) Receivables Delinquent (As % of Total Receivables)
               Current                                                                                                     95.67%
               30 to 59 days                                                                                                1.40%
               60 to 89 days                                                                                                0.99%
               90 or more days                                                                                              1.94%
                                                                                                                ------------------
                                            Total Receivables                                                             100.00%

(vii)  Investor Default Amount                              3,044,425.08      172,978.70      242,170.18             3,459,573.95

(viii) Investor Charge-Offs                                         0.00            0.00            0.00                     0.00

(ix)   Reimbursed Investor Charge-Offs/Reductions                   0.00            0.00            0.00

(x)    Net Servicing Fee                                      458,333.33       26,041.67       36,458.33               520,833.33

(xi)   Portfolio Yield (Net of Defaulted Receivables)  *                                                                    8.13%

(xii)  Portfolio Supplemented Yield                                                                                         9.11%

(xiii) Reallocated Monthly Principal                                                0.00            0.00                     0.00

(xiv)  Closing Investor Interest (Class A Adjusted)       550,000,000.00   31,250,000.00   43,750,000.00           625,000,000.00

(xv)   LIBOR                                                                                                              1.11000%

(xvi)  Principal Funding Account Balance                                                                                     0.00

(xvii) Accumulation Shortfall                                                                                                0.00

(xviii)Principal Funding Investment Proceeds                                                                                 0.00

(xix)  Principal Investment Funding Shortfall                                                                                0.00

(xx)   Available Funds                                      6,443,498.64      366,107.88      512,551.03             7,322,157.55

(xxi)  Certificate Rate                                         5.98000%        6.16000%        1.86000%
----------------------------------------------------------------------------------------------------------------------------------

* Effective with the November 02 Monthly Period, the yield from the Collections of Finance Charge Receivables portion of the Portfolio Yield is annualized based on a 365 day year / actual number of days in the calendar month.


       By:
               -----------------------------
       Name:   Patricia M. Garvey
       Title:  Vice President

                         Chase Manhattan Bank USA, N.A.
                     Monthly Certificateholder's Statement

                         Chase Credit Card Master Trust
                                 Series 1996-3

                                                   Distribution Date:  9/15/2003


Section 5.2 - Supplement                                          Class A         Class B       Collateral                  Total
-----------------------------------------------------------------------------------------------------------------------------------

(i)    Monthly Principal Distributed                                     0.00            0.00            0.00                 0.00

(ii)   Monthly Interest Distributed                              2,434,132.89      141,813.47       52,490.53         2,628,436.88
       Deficiency Amounts                                                0.00            0.00                                 0.00
       Additional Interest                                               0.00            0.00                                 0.00
       Accrued and Unpaid Interest                                                                       0.00                 0.00

(iii)  Collections of Principal Receivables                     66,086,956.26    3,754,920.64    5,257,087.95        75,098,964.85

(iv)   Collections of Finance Charge Receivables                 5,169,886.26      293,741.97      411,254.33         5,874,882.56

(v)    Aggregate Amount of Principal Receivables                                                                 33,243,540,908.80

                                    Investor Interest          411,983,000.00   23,408,000.00   32,772,440.86       468,163,440.86
                                    Adjusted Interest          411,983,000.00   23,408,000.00   32,772,440.86       468,163,440.86

                                              Series
       Floating Investor Percentage             1.41%                  88.00%           5.00%           7.00%              100.00%
       Fixed Investor Percentage                1.41%                  88.00%           5.00%           7.00%              100.00%

(vi) Receivables Delinquent (As % of Total Receivables)
               Current                                                                                                      95.67%
               30 to 59 days                                                                                                 1.40%
               60 to 89 days                                                                                                 0.99%
               90 or more days                                                                                               1.94%
                                                                                                                 ------------------
                                    Total Receivables                                                                      100.00%

(vii)  Investor Default Amount                                   2,280,457.05      129,570.73      181,405.89         2,591,433.67

(viii) Investor Charge-Offs                                              0.00            0.00            0.00                 0.00

(ix)   Reimbursed Investor Charge-Offs/Reductions                        0.00            0.00            0.00

(x)    Net Servicing Fee                                           343,319.17       19,506.67       27,310.37           390,136.20

(xi)   Portfolio Yield (Net of Defaulted Receivables) *                                                                      8.13%

(xii)  Portfolio Supplemented Yield                                                                                          9.60%

(xiii) Reallocated Monthly Principal                                                     0.00            0.00                 0.00

(xiv)  Closing Investor Interest (Class A Adjusted)            411,983,000.00   23,408,000.00   32,772,440.86       468,163,440.86

(xv)   LIBOR                                                                                                              1.11000%

(xvi)  Principal Funding Account Balance                                                                                      0.00

(xvii)  Accumulation Shortfall                                                                                                0.00

(xviii) Principal Funding Investment Proceeds                                                                                 0.00

(xix)   Principal Investment Funding Shortfall                                                                                0.00

(xx)    Available Funds                                          4,826,567.09      274,235.30      383,943.96         5,484,746.36

(xxi)   Certificate Rate                                             7.09000%        7.27000%        1.86000%

-----------------------------------------------------------------------------------------------------------------------------------

* Effective with the November 02 Monthly Period, the yield from the Collections of Finance Charge Receivables portion of the Portfolio Yield is annualized based on a 365 day year / actual number of days in the calendar month.


       By:
               -------------------------------------
       Name:   Patricia M. Garvey
       Title:  Vice President